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                                                                    EXHIBIT 10.3



                           CHANGE-IN-CONTROL AGREEMENT


         AGREEMENT, made and entered into as of the first day of May, 2001 (the "Effective Date") by and between SL Industries, Inc., a New Jersey corporation (the "Company"), and Jacob Cherian (the "Executive").

         WHEREAS, the Executive is the Vice President and Corporate Controller of the Company;

         WHEREAS, the Company desires to provide certain protection to the Executive in the event of a change-in-control of the Company in order to induce the Executive to remain in the employ of the Company notwithstanding any risks and uncertainties created by a potential change-in-control; and

         WHEREAS, the Executive desires to provide certain protection to the Company and its successor in the event of a change-in-control by agreeing to continue his employment for a specified period after a change-in-control, if requested to do so, and agreeing not to compete with the Company or to solicit the Company's employees and customers upon termination of employment with the Company.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive agree as follows:

1. EFFECTIVENESS; TERM

         This Agreement shall become effective as of the date hereof and shall terminate on the tenth anniversary of the date hereof, or on such other date as the parties hereto mutually agree in writing.

2. TERMINATION OF THE EXECUTIVE'S EMPLOYMENT FOLLOWING A CHANGE-IN-CONTROL

         (a) If the Executive's employment is terminated by the Company or its successor, or the Executive terminates his employment with the Company or its successor, and either termination occurs within one year following a Change-in-Control (as hereinafter defined), or within one year following execution by the Company of a definitive agreement contemplating a Change-in-Control that occurs, whichever is later (the date of such termination hereinafter the "Termination Date"), the Executive shall be entitled to receive a Change-in-Control Payment (as hereinafter defined) with respect to such termination.

         (b) Notwithstanding the foregoing, the Executive shall not be entitled to receive the Change-in-Control Payment if the Executive's employment with the Company or its successor is terminated due to death or disability (defined as the inability or incapacity of the Executive, due to any medically determined physical or mental impairment, to perform the Executive's duties
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and responsibilities for the Company for a total of one hundred eighty (180)
days).

         (c) "Change-in-Control Payment" means the product of two times the Executive's annual rate of salary compensation in effect as of the Termination Date.

         (d) "Change-in-Control" means that any of the following has occurred:

                  (i) any person or other entity, including any person as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 as amended (the "Exchange Act"), becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of at least thirty percent (30%) or more of the total combined voting power of all classes of capital stock of the Company entitled to vote for the election of directors of the Company (the "Voting Stock");

                  (ii) the stockholders of the Company approve the sale of all or substantially all of the assets of the Company and such sale occurs;

                  (iii) the Company's Board of Directors (the "Board") approves the sale of a substantial portion of the Company's assets, the proceeds of which are not intended or reserved for subsequent reinvestment in the Company, which sale the Board determines, in its sole discretion, shall result in a material diminution of the Employee's position, authority, duties or responsibilities and such sale occurs;

                  (iv) the stockholders of the Company approve a consolidation or merger of the Company with another corporation, the consummation of which would result in the stockholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, fifty percent (50%) or less of the Voting Stock of the surviving entity, and such consolidation or merger occurs; or

                  (v) a change in the Board occurs with the result that the members of the Board on the Effective Date (the "Incumbent Directors") no longer constitute a majority of such Board, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation relating to the election of directors of the Company) whose election or nomination for election was supported by two-thirds (2/3) of the then Incumbent Directors shall be considered an Incumbent Director for purposes hereof.




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3. TIME OF PAYMENT OF CHANGE-IN-CONTROL PAYMENT

         (a) Except as provided in Section 4 below, any Change-in-Control Payment to which the Executive is entitled under Section 2 above shall be paid to the Executive in cash (subject to appropriate withholding) in a lump sum. Such payment shall be made no later than (i) the effective date of the release of claims executed by the Employee pursuant to Section 7(c) below, (ii) the third business day following receipt by the Company of a notice of termination from the Executive, or (iii) the Termination Date, whichever date is later.

         (b) The Executive shall be paid interest, compounded daily, at the prime lending rate as announced from time to time by PNC Bank or its successor on all or any part of the Change-in-Control Payment that is not paid when due.

4. CONTINUATION OF EMPLOYMENT BY THE EXECUTIVE

         Upon request by the Company received by the Executive on or before the date on which the Change-in-Control shall occur, the Executive agrees to remain employed with the Company for (i) up to one year after a Change-in-Control as defined in Section 2(d)(iii) above, or (ii) up to ninety (90) days after a Change-in-Control as otherwise defined in Section 2(d) above, at the salary and with the benefits as in effect immediately prior to the Change-in-Control. If the Executive has provided the Company with a notice of termination on or before the date on which the Change-in-Control shall occur, the Change-in-Control Payment shall be provided on the Termination Date provided in such notice of termination.

5. CONTINUATION OF WELFARE BENEFITS

         Notwithstanding anything contained herein to the contrary, if the Executive is entitled to receive the Change-in-Control Payment, the Company or its successor shall continue to pay premiums on behalf of the Executive, as if the Executive were still an employee of the Company, in the medical, dental, hospitalization and life insurance plans, programs and/or arrangements of the Company or any of its subsidiaries in which the Executive was participating on the Termination Date on the same terms and conditions as other employees under such plans, programs and/or arrangements until the earlier of (i) the end of the 24-month period following the Termination Date or (ii) the date, or dates, the Executive is entitled to receive substantially equivalent coverage and benefits under the plans, programs and/or arrangements of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage or benefit-by-benefit basis). The Executive shall be eligible to continue his benefits through COBRA at his own expense, to the extent provided by law.

6. NON-COMPETE AND NON-SOLICITATION

         (a) In consideration of the Company entering into this Agreement and providing the compensation and benefits to be provided by the Company to the Executive, the Executive agrees that the Executive will not, from the Effective Date until one year after the Termination Date, engage in any Competitive Activity. For purposes of this Agreement, the term

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"Competitive Activity" shall mean engaging in any of the following activities:
(i) serving as a director of any Competitor (as hereinafter defined); (ii) directly or indirectly through one or more intermediaries, either (x) controlling any Competitor or (y) owning any equity or debt interests in any Competitor (other than equity or debt instruments that are public traded and, at the time of any acquisition, when combined with other holdings, do not exceed five percent (5%) of the particular class of interests outstanding) (it being understood that, if interests in any Competitor are owned by an investment vehicle or other entity in which the Employee owns an equity interest, a portion of the interests in such Competitor owned by such entity shall be attributed to the Employee, such portion determined by applying the percentage of the equity interest in such entity); (iii) employment by (including serving as an officer or partner of), providing consulting services to (including, without limitation, as an independent contractor), or managing or operating the business or affairs of, or being a lender to, any Competitor; or (iv) participating in the ownership, management, operation or control of any Competitor. For purposes of this Agreement, the term "Competitor" shall mean any person (other than the Company or any majority-owned subsidiary of the Company) that engages in any Business (as determined at the time of termination of employment) in the United States in competition with the Company. For purposes of this Agreement, the term "Business" shall mean the design, manufacture and marketing of power and data quality equipment and systems for industrial, medical, aerospace, telecommunications and consumer applications.

         (b) The Executive agrees that, if the Executive receives a Change-in-Control Payment as set forth in Section 2 above, the Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or of any affiliate of the Company to leave the employ of the Company or such affiliate, or in any way interfere with the relationship between the Company and such affiliate and any employee thereof, or
(ii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company (or any affiliate of the Company) to cease doing business with the Company (or any affiliate of the Company), or in any way interfere with the relationship between such customer, supplier, licensee or business relation of the Company (or any affiliate of the Company). For purposes of this Agreement, a customer, supplier, licensee, licensor, franchisee or business relation means any person or entity which at the time of determination is, or has been within one (1) year prior to such time, a customer, supplier, licensee, licensor, franchisee or other business relation of the Company (or any affiliate of the Company).

         (c) In the event of a Change-in-Control Payment, the Company may value the non-competition and non-solicitation covenants and allocate the Payment accordingly.

         (d) The Executive agrees that any violation of this Agreement will cause immediate and irreparable harm to the Company, the amount of which will be impossible to estimate or determine. The Executive further agrees that the Company shall have the right to equitable relief by injunction or otherwise (without the necessity of posting bond or other security) and the Executive hereby knowingly waives the claim or defense that the Company has an adequate remedy at law. The rights and remedies of the Company under this Agreement are cumulative and are in addition to all other rights and remedies the Company may have under any local, state or federal law, rule or regulation or otherwise. It shall not be a defense to the Company's

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enforcement of this Agreement that the Company did breach or may have breached this Agreement or any other agreement with the Executive, any such defense to the Company's enforcement of this Agreement being hereby waived.

7. MISCELLANEOUS

         (a) NO EMPLOYMENT AGREEMENT. This Agreement does not constitute a contract of employment or impose on the Company any obligation to retain the Executive as an employee.

         (b) DEDUCTIONS AND WITHHOLDING. The Executive agrees that the Company shall withhold from any and all compensation required to be paid to the Executive pursuant to this Agreement all federal, state, local and/or other taxes which the Company determines are required to be withheld in accordance with applicable statutes and regulations from time to time in effect.

         (c) WAIVER AND RELEASE. The Executive acknowledges that (i) this Agreement provides benefits greater than the benefits that the Executive would otherwise be entitled to receive under any employment or severance agreement, plan, program or arrangement of the Company or between the Company and the Executive, and (ii) the Company has no obligation to enter into this Agreement. In consideration of the Company assuming these additional obligations and entering into this Agreement, the Executive agrees to execute a release of all claims related to the Executive's employment or termination thereof prior to payment of the Change-in-Control Payment. Such release will become effective on the eighth day after it has been executed by the Executive, unless it has been revoked beforehand.

         (d) ARBITRATION. Except for enforcement of the Executive's covenants under Section 6, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted in Philadelphia, Pennsylvania under the Commercial Arbitration Rules then prevailing of the American Arbitration Association and such submission shall request the American Arbitration Association to: (i) appoint an arbitrator experienced and knowledgeable concerning the matter then in dispute; (ii) require the testimony to be transcribed; (iii) require the award to be accompanied by findings of fact and a statement of reasons for the decision; and
(iv) request the matter to be handled by and in accordance with the expedited procedures provided for in the Commercial Arbitration Rules. The determination of the arbitrators, which shall be based upon a de novo interpretation of this Agreement, shall be final and binding and judgment may be entered on the arbitrators' award in any court having jurisdiction. All costs of the American Arbitration Association and the arbitrator shall be borne by the Company, unless the position advanced by the Executive is determined by the arbitrator to be frivolous in nature.

         (e) LEGAL FEES. Except for legal fees the Executive incurs in defending Company's enforcement of the Executive's covenants under Section 6, the Company or its successor shall pay to the Executive all reasonable legal fees and expenses incurred by the Executive in disputing in good faith any issues hereunder relating to the termination of the

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Executive's employment, or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement. Such payments shall be made within 30 days after delivery of the Executive's written request for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

         (f) NO DUTY TO MITIGATE/SET-OFF. The Company agrees that in order for the Executive to receive payments or benefits under this Agreement, the Executive shall not be required to seek other employment. Further, the amount of any such payment or benefit shall not be reduced by any compensation earned by the Executive or any benefit provided to the Executive as the result of employment by the Company or its successor after a Change-in-Control pursuant to
Section 4 hereof, by another employer, or otherwise, except as provided in
Section 5 or 7(g) hereof. The Company's obligations to make any payment or provide any benefit under this Agreement shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company or a successor may have against the Executive.

         (g) OFFSET. The Change-in-Control Payment shall be reduced by any severance cash payment made by the Company or any subsidiary of the Company to the Executive pursuant to (i) any severance plan, program, policy or arrangement of the Company or any subsidiary of the Company, (ii) any employment or consulting agreement between the Company or any subsidiary of the Company and the Executive, and (iii) any federal, state or local statute, rule, regulation or ordinance.

         (h) ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties with respect to any payment and benefit which may become due or owing to the Executive in the event of a termination in connection with a Change-in-Control and supersedes any other prior oral or written agreements between the Executive and the Company with respect thereto, including that certain Agreement Regarding Severance Benefit dated as of December 29, 2000, by and between the Executive and the Company. To the extent that any payments or benefits conferred upon the Executive herein are invalidated or rendered unenforceable by a court of competent jurisdiction, the payments and benefits provided in such other agreements shall remain in full force and effect.

         (i) OTHER AGREEMENTS. Except as provided in paragraph (h) above, nothing in this Agreement shall affect or modify (i) any obligations the Executive has under any agreement with the Company with respect to confidential information, assignment of inventions and discoveries, non-solicitation of employees and customers, non-competition, or otherwise, or (ii) any payments or benefits the Executive may be entitled to receive under any agreement with respect to severance payments not in connection with a Change-in-Control, the acceleration of options or other Stock Awards, or otherwise, and all such agreements remain in full force and effect.

         (j) AMENDMENTS. No party may amend, modify or terminate this Agreement without the express written consent of the other party.


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         (k) BINDING AGREEMENT. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devises and legatees and the Company's successors and assigns.

         (l) GOVERNING LAW; VENUE AND JURISDICTION. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey without reference to conflict of laws principles. The Executive does hereby irrevocably consent that any legal action or proceeding arising out of or in any manner relating to this Agreement, or any other document delivered in connection herewith, shall be brought exclusively in any state court in Burlington County, New Jersey or in any federal court in the District of New Jersey. The Executive further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to the Executive by hand or by any other manner provided for below. The Executive hereby expressly and irrevocably waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

         (m) NOTICES. All notices required or permitted by this Agreement shall be in writing and shall be given by personal delivery or sent by registered or certified mail, postage prepaid, return receipt requested, or by reputable overnight courier, prepaid, receipt acknowledged, to the following addresses:

                                    If to the Company:

                                    SL Industries, Inc.
                                    520 Fellowship Road, Suite A-114
                                    Mt. Laurel, NJ  08054
                                    Attention:   Owen Farren
                                                 President and CEO

                                    If to the Executive:

                                    Jacob Cherian
                                    254 Old Short Hills Road
                                    Short Hills, NJ  07078

         (n) COUNTERPARTS. This Agreement may be executed and delivered in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of the signature page to this Agreement by facsimile transmission shall be effective as manual delivery of an executed counterpart. Any party so delivering this Agreement by facsimile transmission shall promptly manually deliver an executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart delivered by facsimile transmission.




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         (o) LEGAL ADVICE. THE EXECUTIVE ACKNOWLEDGES THAT (i) HE HAS BEEN
STRONGLY ENCOURAGED BY THE COMPANY TO REVIEW THIS AGREEMENT WITH HIS PERSONAL ATTORNEY AND HAS EITHER DONE SO OR HAS KNOWINGLY AND VOLUNTARILY WAIVED HIS RIGHT TO DO SO AND (ii) HE UNDERSTANDS ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                                     SL INDUSTRIES, INC.


                                    By: __________________________
                                            Owen Farren
                                            President and CEO



                                    ______________________________
                                            JACOB CHERIAN